UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2017 (January 10, 2017)

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	41-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

262 N University Drive Farmington, UT	84025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 447-3000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2017, Vista Outdoor Inc. (the “Company”) appointed Dave Allen as President of its Outdoor Products segment, which includes Hunting and Shooting Accessories, Outdoor Recreation, and Sports Protection, effective January 16, 2017. On January 13, 2017, Kelly Grindle, the current President, Outdoor Products, left the Company to pursue other opportunities.

Mr. Allen, 46, has served as the Company’s Senior Vice President (SVP), Sales, since May 2016. Prior to joining the Company, Mr. Allen previously served as the President of Coleman USA, an outdoor equipment manufacturer (“Coleman”) owned by the Jarden Corporation, a consumer products company (“Jarden”), from October 2013 until joining the Company. He also served as the SVP for Sales and Marketing in the Americas for Coleman from March 2012 to October 2013, and as SVP and General Manager for the Walmart and Sam’s Customer Team for Jarden’s Outdoor Solutions segment from February 2011 to March 2012, and has held domestic and international leadership positions with Alberto Culver and Unilever.

In connection with the appointment of Mr. Allen to the position of President, Outdoor Products, the Company entered into an offer letter agreement with Mr. Allen (the “Offer Letter”) on January 10, 2017. The Offer Letter provides that Mr. Allen will be an employee “at will” and includes his expected compensation package. Pursuant to the Offer Letter, Mr. Allen will receive an annual base salary of $400,000 and target annual cash incentive compensation of 55% of his base salary. In addition, the Offer Letter provides that Mr. Allen’s annual long-term equity incentive award target will be 100% of his base salary.

The Offer Letter does not provide for any payments or benefits in the event of a termination of Mr. Allen’s employment. Mr. Allen will participate in the Company’s Income Security Plan and Executive Severance Plan to the same extent as the Company’s other executives. The Income Security Plan provides for severance payments under certain circumstances following a change-in-control of the Company and the Executive Severance Plan provides benefits and payments to the Company’s executives upon termination of their employment with the Company. The foregoing description of the Income Security Plan and Executive Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Income Security Plan and Executive Severance Plan (Exhibits 10.2 and 10.3 to Vista Outdoor Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 10, 2015, respectively).

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter (Exhibit 10.1 to this Current Report on Form 8-K) and incorporated herein by reference. The Company’s press release announcing the appointment of Mr. Allen is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d)                                 Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Vista Outdoor Inc. and Dave Allen.
99.1	Press release of Vista Outdoor Inc. dated January 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel
and Secretary

Date:  January 13, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between Vista Outdoor Inc. and Dave Allen.
99.1	Press release of Vista Outdoor Inc. dated January 13, 2017.